Exhibit 4.1


                  FIRST SUPPLEMENTAL INDENTURE TO BE DELIVERED
                             BY SUBSIDIARY GUARANTOR

     FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of April 28, 2006 among Bargain Network, Inc., Lavalife Inc., My Choice Medical Holdings, Inc., each a Delaware corporation, and MemberWorks Canada Corporation, a Nova Scotia corporation (the "Additional Subsidiary Guarantors"), the current Guarantors of the Notes, Vertrue Incorporated, a Delaware corporation (the "Company"), and LaSalle Bank National Association, as trustee (the "Trustee").

                                   WITNESSETH

     WHEREAS, the Company and certain of its Subsidiaries have heretofore executed and delivered to the Trustee an indenture dated as of April 13, 2004 (the "Base Indenture"), providing for the issuance of an unlimited amount of 9 1/4% Senior Notes due 2014 (the "Notes");

     WHEREAS, the Indenture provides that under certain circumstances the Additional Subsidiary Guarantors will execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Subsidiary Guarantors will guarantee the Company's payment Obligations (as defined in the Indenture) under the Indenture and the Notes (the "Subsidiary Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. Each Additional Subsidiary Guarantor hereby agrees as follows:

     (a) Such Additional Subsidiary Guarantor, jointly and severally with all other current and future guarantors of the Notes (collectively, the "Guarantors" and each, a "Guarantor"), unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company under the Indenture or the Notes, that:

          (i) the principal of, interest, premium and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, interest, premium and Liquidated Damages, if any, on the Notes, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee thereunder or under the Indenture will be promptly paid in full, all in accordance with the terms thereof; and

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         (ii)  in case of any extension of time for payment or renewal of any
               Notes or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     (b) Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Additional Subsidiary Guarantor under this Supplemental Indenture and its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

     3. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

     (a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, such Additional Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit C to the Indenture will be endorsed by an officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

     (b) Notwithstanding the foregoing, such Additional Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth herein will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     (c) If an Officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

     (d) The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, will constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of each Additional Subsidiary Guarantor.

     (e) Each Additional Subsidiary Guarantor hereby agrees that its Obligations hereunder will be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.


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


     (f) Each Additional Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.

     (g) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Additional Subsidiary Guarantor, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or such Additional Subsidiary Guarantor, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantee made pursuant to this Supplemental Indenture, to the extent theretofore discharged, will be reinstated in full force and effect.

     (h) Each Additional Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Additional Subsidiary Guarantor further agrees that, as between such Additional Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand:

          (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and

         (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) will forthwith become due and payable by such Additional Subsidiary Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

     (i) Each Additional Subsidiary Guarantor will have the right to seek contribution from any other non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

     4. ADDITIONAL SUBSIDIARY GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.


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     (a)  Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding sections 10.03(b) and (c) of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes will prevent any consolidation or merger of any Additional Subsidiary Guarantor with or into the Company or any other Guarantor or will prevent any transfer, sale or conveyance of the property of any Additional Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or any other Guarantor.

     (b) Except as set forth in Section 10.04 of the Indenture, no Additional Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Additional Subsidiary Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless: (i) immediately after giving effect to such transaction, no Default or Event of Default exists and (ii) either (A) subject to Section 10.04 of the Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Additional Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Indenture and the Subsidiary Guarantee on the terms set forth in the Indenture or such Subsidiary Guarantee, as the case may be, and (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation, Section 4.10 thereof.

     (c) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee made pursuant to this Supplemental Indenture and the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by such Subsidiary Guarantor, such successor Person will succeed to and be substituted for such Additional Subsidiary Guarantor with the same effect as if it had been named herein as the Additional Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon the Notes issuable under the Indenture which theretofore have not been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under the Indenture and this Supplemental Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this Supplemental Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

     5. RELEASES.

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     (a)  In the event of any sale or other disposition of all or substantially all of the assets of any Additional Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Additional Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, if the sale or other disposition complies with Section 4.10 and the other applicable provisions of the Indenture, then such Additional Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Additional Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any Obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture and is not in violation of any other provisions under the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Additional Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any Additional Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of, interest, premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Additional Subsidiary Guarantor under the Indenture as provided in Article 10 thereof.

     (b) If the Company designates any Restricted Subsidiary that is an Additional Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture, such Additional Subsidiary Guarantor will be released and relieved of its obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such designation of such Additional Subsidiary Guarantor as an Unrestricted Subsidiary was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.07 of the Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of such Additional Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any Additional Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of, interest, premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in
          Article 10 of the Indenture.

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     (c)  In connection with any Legal Defeasance or Covenant Defeasance of the
          Notes in accordance with, and subject to Article 8 of the Indenture, each Additional Subsidiary Guarantor shall be released and relieved of its obligations under this Supplemental Indenture in accordance with, and subject to, Article 8 of the Indenture.

     (d) In the event an Additional Subsidiary Guarantor no longer Guarantees Obligation under any Credit Facilities of the Company, such Additional Subsidiary Guarantor will be released and relieved of its Obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such Additional Subsidiary Guarantor no longer Guarantees Obligations under any Credit Facilities of the Company, the Trustee will execute any documents reasonably required in order to evidence the release of any Additional Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any Additional Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of, interest, premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

     6. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of any Additional Subsidiary Guarantor, as such, will have any liability for any Obligations of the Company or any Additional Subsidiary Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     7. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

     9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and will not affect the construction hereof.

     10. THE TRUSTEE. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantors and the Company.

                            [SIGNATURE PAGES FOLLOW]


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


     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: April 28, 2006

                                                      VERTRUE INCORPORATED


                                                      By: /s/ Gary A. Johnson
                                                          ----------------------
                                                          Name:  Gary A. Johnson
                                                          Title: President


Guarantors:

BARGAIN NETWORK, INC.
LAVALIFE INC.
MY CHOICE MEDICAL HOLDINGS, INC.
MEMBERWORKS CANADA CORPORATION


By: /s/ James B. Duffy
    ---------------------
    Name:  James B. Duffy
    Title: Treasurer


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


LASALLE BANK NATIONAL ASSOCIATION, as Trustee



By: /s/ Gregory S. Clarke
    ------------------------
    Name:  Gregory S. Clarke
    Title: Vice President



BILLING SERVICES INTERNATIONAL, INC.
BEST BENEFITS, INC.
IMPAC MARKETING CORP.
MYHEALTHYSAVINGS.COM, INC.
COUNTRYWIDE DENTAL, INC.
MEMBERWORKS CANADA LLC
QUOTA PHONE, INC.
DISCOUNT DEVELOPMENT SERVICES, LLC
UNICARE, INC.
COVERDELL & COMPANY INC.
MEMBERWORKS CANADA HOLDCO, INC.
LAVALIFE CORP.
INTERACTIVE MEDIA GROUP (USA) LTD.
INTERACTIVE MEDIA CONSOLIDATED, INC.
INTERACTIVE VOICE MEDIA BALTIMORE LLC
INTERACTIVE VOICE MEDIA COLORADO LLC
INTERACTIVE VOICE MEDIA GEORGIA LLC
INTERACTIVE VOICE MEDIA MICHIGAN LLC
INTERACTIVE VOICE MEDIA NEW JERSEY LLC
INTERACTIVE VOICE MEDIA NEW YORK LLC
INTERACTIVE VOICE MEDIA OHIO LLC
INTERACTIVE VOICE MEDIA PENNSYLVANIA LLC
LAVALIFE WASHINGTON DC LLC
INTERACTIVE (TX) VOICE MEDIA CORP.
INTERACTIVE LA VOICE MEDIA CORP.
INTERACTIVE MEDIA (IL) CORP.
INTERACTIVE MEDIA MO CORP.
INTERACTIVE SJ VOICE MEDIA CORP.
INTERACTIVE VOICE MEDIA (CA) CORP.
INTERACTIVE VOICE MEDIA (MN) CORP.
INTERACTIVE VOICE MEDIA (SACRAMENTO) CORP.
BARNES HOLDING CORP.


By: /s/ James B. Duffy
    -------------------------
    Name:  James B. Duffy
    Title: Authorized Officer


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